EXHIBIT 99.2
                        STOCK PURCHASE AGREEMENT
                       AND PLAN OF REORGANIZATION

	THIS AGREEMENT is entered into as of the 30th day of June, 2000, by and among PHOTONICS CORPORATION, a California corporation ("the Corporation"), REPipeline.com, Inc. a Delaware corporation, a wholly owned subsidiary of Corporation ("Purchaser"), Chip Langston, individually and agent for all shareholders of REPipeline.com, Inc. ("Selling Shareholders") and
REPipeline.com, Inc., a Texas Corporation ("REP-T")

                           W I T N E S S E T H :

	WHEREAS, Corporation is a publicly held corporation that desires to combine with a business which has growth potential (the "Transaction");

	WHEREAS, the Corporation entered into a letter purchase agreement dated February 1, 2000 with RealEsate4Sale.com, Inc., a Texas corporation
("RE4Sale") and such letter agreement has been jointly terminated by Corporation and RE4Sale; and

	WHEREAS, the Corporation, Purchaser and REP-T each announced the agreement in principal for REP-T to acquire the assets and certain liabilities of RE4Sale and for the Purchaser to purchase all the outstanding shares of REP-T in exchange for shares of the Corporation's common stock; and

	WHEREAS, the Corporation will adopt, implement and carry out certain corporate resolutions in connections with the closing of the Transaction including: (a) the conversion of certain corporate indebtedness to common stock, (b) the Amendment to the Articles of Incorporation and By-Laws of Corporation as appropriate and necessary to increase the number of common shares as stated hereinbelow and (c) the election of new directors and the appointment of new officers of the Corporation and Purchaser; and

	WHEREAS, REP-T is a privately held businesses with 10,000,000 shares of common stock authorized and 5,458,752 shares issued and outstanding that is engaged in the Internet industry and appears to have growth potential; and

	WHEREAS, Purchaser desires to acquire one hundred percent (100%) of the issued and outstanding shares of common stock, $.01 par value, of REP-T
(the "REP-T Common Stock") owned by the Selling Shareholders in exchange for that number of shares of common stock, $.001 par value, of Corporation (the "PHOTONICS Common Stock") that results in the Selling Shareholders owning approximately 85% of the total authorized and outstanding shares of the Corporation at the closing in a tax-free transaction pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986;

NOW, THEREFORE, for and in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                               ARTICLE I
                           PURCHASE AND SALE

	1.01	Sale and Purchase of Stock.  Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), the Selling Shareholders shall sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase, accept and acquire from the Selling Shareholders the REP-T Common Stock owned by them.

	1.02	Closing.  The closing of the transaction contemplated hereby (the
"Closing") shall occur on or before fifteen (15) days following the approval of the transactions set out herein in the Annual Meeting of the
shareholders of the Corporation.   The Closing shall occur in the offices
of Purchaser or at such other place as shall be mutually agreed to in writing by the parties hereto.

	1.03	Purchase Price.  In consideration of the shares of REP-T Common
Stock
to be purchased from the Selling Shareholders, Purchaser at the Closing shall deliver to Selling Shareholders and to the Koo Trust (defined hereinbelow) together certificates representing an aggregate of approximately 50,284,917 shares of PHOTONICS Common Stock, representing approximately eighty-five percent [85%] of the then issued and outstanding shares of Corporation plus the number or shares that the Company has reserved for the conversion of debt, held by creditors of the Company, to common stock. Such stock shall be free and clear of any liens, encumbrances or charges whatsoever.

	1.04	Instruments of Transfer; Further Assurances.  In order to
consummate
the transaction contemplated hereby, the following documents and instruments shall be delivered:

		(a)	Documents from Selling Shareholders.  Selling Shareholders
shall
deliver to Purchaser at the Closing one or more stock certificates representing in the aggregate the number of shares of REP-T Common Stock owned by them plus a duly executed stock power or other instrument of transfer for each such stock certificate.

		(b)	Documents from Purchaser.  Corporation and Purchaser shall
deliver to
Selling Shareholders at the closing one or more stock certificates representing in the aggregate the number of shares of PHOTONICS Common
Stock to which such Selling Shareholders are entitled, to be in such denominations as shall be requested by Selling Shareholders not less than three (3) business days prior to the Closing Date.

		(c)	Further Documents.  At the Closing, and at all times
thereafter as
may be necessary (i) Selling Shareholders shall execute and deliver to Corporation and Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the shares the REP-T Common Stock owned by them and to comply with the purposes and intent of this Agreement, and (ii) Corporation and Purchaser shall execute and deliver to Selling Shareholders such other instruments as shall be reasonably necessary or appropriate to comply with the purposes and intent of this Agreement.

	1.05   Registration.	As of the date hereof, neither the stock of the
Corporation nor of REP-T to be delivered pursuant to this Agreement has been registered under the Securities Act of 1933, as amended
(the "Act"), and may not be resold unless these securities are registered under such Act or an exemption from such registration is available.


	                       ARTICLE II
	CORPORATION'S AND PURCHASER'S REPRESENTATIONS AND WARRANTIES

	The Corporation and Purchaser represent and warrant that the following are true and correct as of the Date of Closing .

	2.01	Organization and Good Standing.  The Corporation and Purchaser are
corporations duly organized, validly existing and in good standing under the laws of the state of their incorporation, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby subject to the ratification of this agreement and the approval of the Transaction contemplated hereunder by Corporation's shareholders and the board of directors to be elected at the annual meeting of the shareholders.

	Purchaser is a wholly owned subsidiary of the Corporation. The Corporation owns ten percent (10%) of all of the shares of Sunnyvale Technology Corporation, a Texas corporation. As part of this transaction, the parties hereto agree that such ten percent (10%) ownership shall be distributed as a stock dividend to the shareholders of the Corporation who are owners of record on June 1, 2000, the record date for the annual meeting of the Corporation. Such distribution shall be effective as of the date of it's approval at the Annual Meeting of the shareholders of the Corporation.

	2.02	Authorization and Validity.  The execution, delivery and
performance
of this Agreement and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by Corporation and Purchaser. This Agreement constitutes or will constitute the legal, valid and binding obligations of Corporation and Purchaser, enforceable against Corporation and Purchaser in accordance with its terms.

	2.03	No Violation.  Except as disclosed on Exhibit 2.03, neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Corporation and Purchaser or any agreement, indenture or other instrument under which Corporation and Purchaser is bound or to which the assets of Corporation and Purchaser are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or
(b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Corporation and Purchaser or the properties or assets of Corporation and Purchaser. Corporation and Purchaser has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. Corporation and Purchaser possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

The Corporation hereby discloses that it has been delisted from the NASDAQ national quotation system. The Corporation is current with it's filing requirements with the Securities and Exchange Commission. However, the Corporation has not been re-listed for trading on the NASDAQ national quotation system. Further, the actions contemplated in this agreement must be approved by the shareholders of the Corporation and by a newly formed board of Directors in order to comply with the requirements of California State law.

	2.04	Disclosure.  No representation or warranty by Corporation and
Purchaser in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide REP-T and the Selling Shareholders with complete and accurate information.

	2.05	Consents.  Except as set forth in this Section 2 and in Exhibit
2.05,
there is no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Corporation and Purchaser.

	2.06	Compliance with Laws.  There are no existing violations of any applicable federal, state or local law or regulation that could materially adversely affect the property or business of Corporation and Purchaser and there are no known, noticed or threatened violations of any zoning, building, fire, safety or wage and hour laws or regulations.

	2.07	Litigation.  Except as described in Exhibit 2.07 and except as scheduled by the Corporation in its 10-K/A annual report file with the SEC, Corporation and Purchaser has not had any legal action or administrative proceeding or investigation instituted or, to the best of the knowledge of Corporation and Purchaser, threatened against or affecting any of the assets or business of Corporation and Purchaser. Corporation and Purchaser are not (a) subject to any continuing court or administrative order, writ le specifically to Corporation and Purchaser or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Corporation and Purchaser knows of no basis for any other such action, proceeding or investigation.

	2.08	Tax Returns.  Except as listed in Exhibit 2.08, Corporation and
Purchaser has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax returns required to be filed by, on behalf of or on account of the operations of Corporation and Purchaser and has paid or caused to be paid all assessments shown to be due and claimed to be due on such tax returns.

	2.09	Contracts.  All contracts and agreements to which Corporation and
Purchaser is a party are described in Exhibit 2.09. Such contracts and agreements have not been amended and remain in full force and effect in accordance with their respective terms.

	2.10 Corporation's Financial Statements. The Corporation has filed it's 10-K/A Annual Report with the SEC and has made such report available to Selling Shareholders and REP-T including therein the audited balance sheet and related statements of income and changes in financial position for the 12 month period through December 31, 1999 ("Corporation Financial Statements"). The Corporation Financial Statements (defined in Section 7 hereinbelow) fairly present the financial condition and results of operations of Corporation as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles.

	2.11	Absence of Certain Changes.  Except as set forth in Exhibit 2.11 hereto, since the date of the end of the Corporation's fiscal quarter ended
June 30, 2000, the Corporation has not: (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditures in excess of $20,000.00; (c) incurred any indebtedness for borrowed money, issued or sold any debt securities or discharged any liabilities or obligations; (d) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of their properties or assets; (e) paid any material amount on any indebtedness prior to the due date, forgiven or canceled any material debts or claims or released or waived any material rights of claims; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that materially and adversely affects its business; (g) acquired or disposed of any material assets or incurred any material liabilities or obligations; (h) made any payments to or loaned any money to its affiliates or associates; (i) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity; (j) entered into any material employment, compensation, consulting or collective bargaining group, or modified or amended in any material respect the terms of any such existing agreement; or (k) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to the transactions contemplated hereby, or that has affected, or may adversely affect Corporation and Purchaser business, operations, assets, liabilities or financial condition.

	 2.12	Title; Leased Assets.  Except as described in Exhibit 2.12 hereto,
Corporation and Purchaser owns its assets, and its real and personal property leaseholds, free and clear of all liens, claims and encumbrances, except for (i) liens for non-delinquent ad valorem taxes or non-delinquent statutory liens arising other than by reason of its default, and (ii) such liens, minor imperfections of title or easements on real property, leasehold estates or personalty as do not in any material respect detract from the value thereof and do not interfere with the present use of the properties subject thereof. Such assets and leaseholds are the only ones necessary for the conduct of Corporation and Purchaser business as now being conducted.

	2.13	Corporation's Capitalization, Subsidiaries.   The Corporation is
authorized to issue 20,000,000 common shares, par value $0.001, of which 6,765,496 are fully paid and non assessable, and are presently outstanding.
In addition to such outstanding shares, Corporation intends to issue up to 1,519,090 shares of common stock to existing creditors of the Corporation in exchange for the forgiveness of debt owed by the Corporation to such creditors. Corporation is authorized to issue 6,000,000 preferred shares, par value $0.001, of which none have been issued or are
outstanding.   Except as described in Exhibit 2.13, there are no options, warrants or other securities or rights outstanding which are convertible into or exercisable for any shares of capital stock of Corporation. Except a joint venture or other entity.

2.14	Corporation's Prior Letter of Intent.  The Corporation and RE4Sale
have properly and effectively terminated any and all letters of intent and/or agreements to purchase shares of RealEstate4Sale.com, Inc., a Colorado corporation.

2.15 Survival of Representations and Warranties. All the representations and warranties in this Article II shall survive the closing. The truth and veracity of the representations and warranties contained in this Article II shall be secured for a period of one year by the establishment of a trust (the "Koo Trust"). The Koo Trust shall be established with a third party escrow agent by depositing all the shares of Photonics currently owned by Mr. James
T. Koo. Under the terms of the Koo Trust, the Corporation's shares that are held in the Koo Trust may be sold at the direction of James T. Koo or his designated agent. Prior to the termination of the Koo Trust, the proceeds of such sales may distributed out of the Koo Trust only at the direction of the post closing Board of Directors of the Corporation and Purchaser.


                               ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF REP-T AND
                    THE AGENT FOR THE SELLING SHAREHOLDERS

REP-T and the Selling Shareholders, jointly and severally, represent and warrant that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

	3.01	Organization, Capitalization and Good Standing. REP-T is a
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns. REP-T is authorized to issue 12,000,000 shares divided into:
10,000,000 common shares, par value $0.0001, of which 5,458,752 are fully paid and non assessable, and are presently outstanding and 2,000,000 preferred shares, par value $0.0001 of which none are issued. REP-T is
authorized to issue no  preferred shares   REP-T is duly qualified and
licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary. Except as described on Exhibit 3.01, REP-T does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation, or other interest in any corporation, partnership, joint venture or other entity.

   3.02 Authorization and Validity. The execution, delivery and performance of this Agreement by REP-T and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by REP-T. This Agreement constitutes or will constitute legal, valid and binding obligations of REP-T, enforceable against REP-T in accordance with its terms. This Agreement constitutes the valid and binding agreement of the Selling Shareholders, enforceable in accordance with its terms, and neither the execution nor the delivery of this Agreement nor the consummation by the Selling Shareholders of the transactions contemplated hereby (i) violates any statute or law or any rule, regulation or order of any court or any governmental authority or (ii) violates or conflicts with, or constitutes a default under or will constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Selling Shareholders are a party or by which the Selling Shareholders are bound. REP-T has or will deliver to Corporation and Purchaser copies of its Articles of Incorporation, By-Laws, acquisition documents relating to RealEstate4Sale.com and the board of directors and shareholders resolutions authorizing the entering into this Agreement and the consummation of the Transaction including the authorization of the signatories to this Agreement.

  3.03 Financial Statements. REP-T has furnished to Corporation and Purchaser REP-T's audited balance sheet and related statements of income and changes in financial position as of June 15, 2000 (the "REP-T Financial Statements").
The REP-T Financial Statements fairly present the financial condition and results of operation of REP-T as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principals.

  3.04 Absence of Certain Changes. Except as set forth on Exhibit 3.04 hereto, since June 15, 2000, REP-T has not: (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditures in excess of $20,000; (c) incurred any indebtedness or borrowed money, issued or sold any debt securities or discharged any liabilities or obligations; (d) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of their properties or assets; (e) paid any material amount on any indebtedness prior to the due date, forgiven or cancelled any material debts or claims or released or waived any material rights or claims; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that materially and adversely affects its business; (g) acquired or disposed of any material assets or incurred any material liabilities or obligations; (h) made any payments to or loaned any money to its affiliates or associates; (i) formed or acquired or disposed of any interest in any corporation, partnership or joint venture or other entity; (j) entered into any material employment, compensation, consulting or collective bargaining agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement; or (k) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to the transactions contemplated hereby, or that has affected, or may adversely affect REP-T's business, operations, assets, liabilities or financial condition.

	3.05 Title; Leased Assets. Except as described in Exhibit 3.05 hereto, REP-T owns its assets, and its real and personal property leaseholds, free and clear of all liens, claims and encumbrances, except for (i) liens for non-delinquent ad valorem taxes or non-delinquent statutory liens arising other than by reason of its default, and (ii) such liens, minor imperfections of title or easements on real property, leasehold estates or personalty as do not in any material respect detract from the value thereof and do not interfere with the present use of the properties subject thereof. Such assets and leaseholds are the only ones necessary for the conduct of REP-T's business as now being conducted.

	3.06	Insurance.  All of the insurable properties of REP-T are insured for its benefit under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in REP-T's industry. True, complete and correct copies of all such policies will be provided to Corporation and Purchaser prior to the Closing.

	3.07	No Violation.  Neither the execution and performance of this
Agreement nor the consummation of the transactions contemplated hereby will
(a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of REP-T or any agreement, indenture or other instrument under which REP-T is bound or to which any of the assets of REP-T are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over REP-T or the properties or assets of REP-T.
REP -T has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. REP-T possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

	3.08	Consents.  Except as set forth in Exhibit 3.08, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of REP-T.

	3.09	Compliance with Laws.  There are no existing violations of any applicable federal, state or local law or regulation that could materially adversely affect the property or business of REP-T and there are no known, noticed or threatened violations of any zoning, building, fire, safety or wage and hour laws or regulations.

	3.10 Litigation. Except as described in Exhibit 3.10, REP-T has not had any legal action or administrative proceeding or investigation instituted or, to the best of the knowledge of REP-T, threatened against or affecting any of the assets or business of REP-T. REP-T is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to REP-T or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. REP-T knows of no basis for any such action, proceeding or investigation. REP-T and the Selling Shareholders agree to indemnify and hold Corporation and Purchaser harmless from any asserted rights, claim, proceeding, litigation or other action relating to RealEstate4Sale.com and its current and former officers, directors and shareholders including any asserted rights, action, claim, proceeding or litigation arising from the prior negotiations between Corporation, James T. Koo, Doug Fonteno or RealEstate4Sale.com relating to the acquisition contemplated herein.

	3.11	Disclosure.  No representation or warranty by REP-T or the Selling
Shareholders in this Agreement nor any statement or certificate furnished or to be furnished by it or them pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide Corporation and Purchaser with complete and accurate information.

	3.12	Tax Returns.  REP-T has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax returns required to be filed by, on behalf of or on account of, the operations of REP-T and has paid or caused to be paid all assessments shown to be due and claimed to be due on such tax returns.

	3.13	Contracts.  All contracts and agreements to which REP-T is a party are described in Exhibit 3.13. Such contracts and agreements have not been amended and remain in full force and effect in accordance with their respective terms.

	3.14     Agency Authorized   The Agent for the Selling Shareholders has
been duly authorized by the Selling Shareholders (a list of whom have been delivered by him to Corporation and Purchaser upon execution of this agreement) to enter into this agreement on their behalf and that when this agreement is executed by him to shall bind all of the Selling Shareholders with the same force and effect as if all of the Selling Shareholders had individually executed this agreement.

	3.15	All the representations and warranties in this Article III shall survive the closing.

                                ARTICLE IV
                              REP-T'S COVENANTS

	REP-T  agrees that on or prior to the Closing:

	4.01	Business Operations.  REP-T shall operate its business only in the ordinary course and REP shall use its best efforts to preserve the business of REP-T intact, to retain its present customers and suppliers so that they will be available to Corporation and Purchaser after the Closing and to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions. REP-T shall not take any action that might impair the business or assets of REP-T without the prior consent of Corporation and Purchaser or take or fail to take any action that would cause or permit the representations made in Article III hereof to be inaccurate at the time of Closing or preclude
REP-T  from making such representations and warranties at the Closing.

	4.02	Access.  REP-T  shall permit Corporation and Purchaser and its authorized representatives full access to, and make available for inspection, all of the assets and business of REP-T , including REP-T 's employees, customers and suppliers, and REP-T shall furnish Corporation and Purchaser all documents, records and information with respect to the affairs of REP-T, as Corporation and Purchaser and its representatives may reasonably request.

	4.03	Material Change.  Prior to the Closing, REP-T shall promptly inform
Corporation and Purchaser in writing of any material adverse change in the condition of the business of REP-T .  Notwithstanding the disclosure to

Corporation and Purchaser of any such material adverse change, REP-T shall not be relieved of any liability for, nor shall the providing of such information by REP-T to Corporation and Purchaser be deemed a waiver by Corporation and Purchaser of, the breach of any representations or warranty of REP-T contained in this Agreement.

	4.04	Approvals of Third Parties.  As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, REP-T will use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement.

	4.05	Contracts.  Except with Corporation and Purchaser's prior written consent, REP-T shall not waive any material right or cancel any material contract, debt or claim nor with it assume or enter into any contract, lease, license obligation, indebtedness, commitment purchase or sale involving more than $ 5,000.00, each.

	4.06	Capital Assets; Payments of Liabilities.  Except with Corporation and Purchaser's prior written consent, REP-T will not acquire or dispose of any capital asset having an initial cost of $ 5,000.00 or more, nor will REP-T discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligation reflected in the REP-T Financial Statements, and (ii) current liabilities and obligations incurred in the usual and ordinary course of business since June 15, 2000, and, in either such case only as required by the express terms of the agreement or other instrument pursuant to which the obligation or liability was incurred.

	4.07	Mortgages, Liens.  Except with Corporation and Purchaser's prior written consent, REP-T will not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any lien, encumbrance or claim of any kind to attach to any of its assets, whether nor owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligations of another or make any capital contributions or investments in any corporation, business or other person.

	4.08	Sales of Stock.  Except with Corporation and Purchaser's prior written consent, REP-T will not, after the date hereof, issue any shares of its common stock or preferred stock nor will it issue or enter into an agreement to issue any securities, rights, subscriptions, warranties or options to purchase shares of its common stock or preferred stock or which are convertible into shares of its common stock or preferred stock in whole or in part.

                             ARTICLE V
               CORPORATION'S AND PURCHASER'S COVENANTS

	The Corporation and Purchaser agree that on or prior to the Closing:

	5.01	Access.  Corporation and Purchaser shall permit REP-T and its authorized representatives full access to, and make available for inspection, all of the assets and business of Corporation and Purchaser, and Corporation and Purchaser shall furnish REP-T all documents, records and information with respect to the affairs of Corporation and Purchaser as REP-T and its representatives may reasonably request.

	5.02	Sales of Stock.  Except for the issuance to common stock to
creditors in exchange for the forgiveness of such creditors debt or except with REP-T 's prior written consent Corporation and Purchaser will not, after the date hereof, issue any shares of its common stock nor will it issue or enter into an agreement to issue any securities, rights, subscriptions, warranty or options to purchase shares of its common stock or preferred stock or which are convertible into shares of its common stock or preferred stock in whole or in part.

	5.03	Material Change.  Prior to the Closing, Corporation and Purchaser
shall promptly inform REP-T in writing of any material adverse change in the condition of the business of Corporation and Purchaser. Notwithstanding the disclosure to REP-T of any such material adverse change, Corporation and Purchaser shall not be relieved of any liability for, nor shall the providing of such information by Corporation and Purchaser to REP-T be deemed a waiver by REP-T of, the breach of any representation or warranty of Corporation and Purchaser contained in this Agreement.

	5.04	Approvals of Third Parties.  As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, Corporation and Purchaser will use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement.

                             ARTICLE VI
          CORPORATION'S AND PURCHASER'S CONDITIONS PRECEDENT

	Except as may be waived in writing by the Corporation and Purchaser, the obligations of the Corporation and Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

	6.01	Representations and Warranties.  The representations and warranties of Selling Shareholders and REP-T  contained herein shall be true and correct in all material respects as of the Closing, and Corporation and Purchaser shall not have discovered any material error, misstatement or omission therein.  At the Closing, Corporation and Purchaser shall have received a certificate, dated the date of the Closing, and executed by the President of REP and Selling
Stockholders, certifying in such detail as Corporation and Purchaser may reasonably
request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with the covenants referred to in
Section 6.02 below as of the Closing.

	6.02	Covenants.  REP-T shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

	6.03	Opinion.  Counsel to REP-T shall have delivered to Corporation and
Purchaser its opinion, dated the Closing Date, in form and substance reasonably satisfactory to counsel for Corporation and Purchaser, to the effect that (a) REP-T is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has duly qualified to do business and is in good standing in the states where the nature of its business makes such qualification necessary,
(b) REP-T has full corporate power and authority to execute and perform this Agreement, (c) this Agreement has been duly authorized by all necessary corporate action on the part of REP-T, and has been duly executed and delivered to REP-T and constitutes the legal, valid and binding obligation of REP-T, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or the availability of equitable remedies, (d) neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of REP-T or, to the best of such counsel's knowledge, any agreement, indenture or other instrument of which such counsel has knowledge under which REP-T is bound or to which any of the assets of REP-T is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any such assets, and (e) to the best of such counsel's knowledge, there are no options, warrants or other securities or rights outstanding which are convertible into or exercisable for any shares of capital stock of REP-T.

	6.04	Proceedings.  No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

	6.05	Consents and Approvals.  REP-T shall have obtained, and delivered to Corporation and Purchaser evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

	6.06	No Material Adverse Change.  No material, adverse change in the assets, business operations or financial conditions of REP-T shall have occurred after the date hereof and prior to the Closing. Corporation and Purchaser shall have received a letter from the chief financial officer of REP-T dated the date of the Closing, stating that on the basis of a limited review (not an audit) of the latest available accounting records of REP-T, consultations with responsible officers of REP-T, and other pertinent inquiries that they may deem necessary, they have no reason to believe that during the period from June 15, 2000 to a specific date not more than five business days before the Closing, there is any change in the financial condition or results of operations of REP-T, except for changes incurred in the ordinary and usual course of business during that period that in the aggregate are not materially adverse, and except for other changes or transactions, if any, contemplated by this Agreement. The audit of the REP-T Financial Statements shall be completed within sixty (60) days from the Closing in compliance with the applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC") in order to enable the Corporation to file with the SEC the requisite financial statements as an exhibit to the Report on Form 8-K of Corporation regarding the closing of this Agreement.

	6.07	Representation Letters.  On or before the date of the Closing,
Corporation and Purchaser shall have received a representation of investment intent letter from Selling Shareholders confirming their understanding that the PHOTONICS Common Stock to be received by them is restricted and may not be freely resold unless the shares are registered or an exemption from registration is available, as well as such other representations as are reasonably required by Corporation and Purchaser.

	6.08	Approval of REP-T Shareholders.  This Agreement shall have been approved by the Board of Directors and by the holders of a majority of the outstanding capital stock of REP-T.

                              ARTICLE VII
         CONDITIONS PRECEDENT OF SELLING SHAREHOLDERS AND REP-T

	Except as may be waived in writing by the Selling Shareholders and REP-T, the obligations of the Selling Shareholders and REP-T hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

	7.01	Representations and Warranties.  The representations and warranties of the Corporation and Purchaser contained herein shall be true and correct in all material respects as of the Closing, and the
Selling Shareholders shall not have discovered any material error, misstatement or omission therein.  At the Closing, Selling Shareholders shall have received a certificate, dated the date of the Closing, and
executed by the authorized person of the Corporation and Purchaser, certifying in such detail as Selling Shareholders may reasonably request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with covenants referred to in Section 7.02 as of the Closing.

	7.02	Covenants.  Corporation and Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

	7.03	Opinion.  Counsel to Corporation and Purchaser shall deliver to
REP-T its opinion, dated the Closing Date, in form and substance reasonably satisfactory to counsel for REP-T, to the effect that (a) the Corporation and Purchaser are each corporations duly organized, validly existing in good standing under the laws of the state of their respective incorporation, (b) Corporation and Purchaser have full corporate power and authority to execute and perform this Agreement, (c) this Agreement has been duly authorized by all necessary corporate action on the part of the Corporation and Purchaser, and has been duly executed and delivered by the Corporation and Purchaser and constitutes the legal, valid and binding obligation of the Corporation and Purchaser enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or the availability of equitable remedies, (d) immediately prior to the Closing, the authorized, issued and outstanding capital stock of Corporation was as set forth in Section 2.13, (e) neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under the Articles of Incorporation or Bylaws of the Corporation or Purchaser or, to the best of such counsel's knowledge, any agreement, indenture or other instrument of which such counsel has knowledge under which Corporation and Purchaser is bound or to which any of the assets of the Corporation or Purchaser is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any such assets, and (f) to the best of such counsel's knowledge, except as set forth in Section
2.13 and Exhibit 2.13, there are no options, warrants or other securities or rights outstanding which are convertible into or exercisable for any shares of capital stock of the Corporation or Purchaser.

	7.04	Proceedings.  No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

	7.05	Consents and Approvals.  The Corporation and Purchaser shall have obtained, and delivered to REP-T evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

	7.06	No Material Adverse Change.  No material, adverse change in the assets, business operations or financial condition of the Corporation or Purchaser shall have occurred after the date hereof and prior to the Closing. The Selling Shareholders shall have received a letter from the consultant to the Corporation, James T. Koo, dated the date of the Closing, stating that on the basis of a limited review (not an audit) of the latest available accounting records of the Corporation and Purchaser, consultations with responsible officers of the Corporation and Purchaser, and other pertinent inquiries that the Selling Shareholders and REP-T may deem necessary, he has no reason to believe that during the period from the date of this agreement to a specific date not more than five business days before the Closing, there is any change in the financial condition or results of operations of Corporation and Purchaser, except for changes incurred in the ordinary and usual course of business of Corporation and Purchaser, during that period that in the aggregate are not materially adverse, and except for other changes or transactions, if any, contemplated by this Agreement.

	7.07 Approval by the Shareholders and Board of Directors of the Corporation and Purchaser. The obligations of the Corporation and Purchaser hereunder are subject to this Agreement and the Transaction contemplated herein, including but not limited to the conversion of the Corporation's corporate debt to shares of the Corporation, the conversion of the Series "A" preferred stock to common stock and the sale of 90% interest in Sunnyvale Technology Corporation to James T. Koo, being approved by the shareholders of the Corporation in accordance with the procedures set out in the Articles of Incorporation and the By-Laws of the corporation and pursuant to a duly called meeting of the shareholders. The obligations of the Corporation and Purchaser hereunder are further subject to the boards of directors, which shall be elected at the foregoing meeting by the Corporation and Purchaser, approving this Agreement and the Transactions contemplated herein.

Included in the approvals set out in this Section 7.07 shall be the following:

(i)	The approval the incorporation and sale of 90% Sunnyvale Technology Corp.
after transfer all the corporate assets and business of the Photonics
Corporation division,  DTC Data Technology, to
Sunnyvale Technology Corporation, for $ 75,000 cash plus certain assumed liabilities as of December 31, 1999 including the covenant that Photonics Corporation will distribute the remaining 10% of Sunnyvale Technology Corp. as a stock dividend to Photonics shareholders, as of the record date of the meeting in which this Agreement and the Transaction are approved, after election of a new board of directors.

(ii)	   The approval for Corporation to issue a sufficient number of common shares so that the Selling Shareholders will own approximately 85% of total issued shares of the Corporation, after full dilution, upon the completion of the Transaction and for issuing the shares of the Corporation allocated to accounts payable and debt holders of the Corporation which did not previous elect to convert, or were subject to litigation that was unresolved at the time of the merger.

	7.08 Audited Financial Statements. Corporation's Form 10K/A shall have been filed with the Securities and Exchange Commission which shall contain audited financial statements for the period ended December 31, 1999
("Corporation Financial Statements") .

	7.09 Indemnity for Excess Liabilities. A trust (the "Photonics Trust") shall have been established by the Corporation for the purpose of indemnifying the Corporation, and the Purchaser against liabilities, claims or debts that are either disclosed or undisclosed on Corporation Financial Statements that remain unresolved or remain unconverted into common stock at the time of the purchase of REP-T. The Photonics Trust shall have a term for a period of three years after the closing date. The Photonics Trust shall be established with a third party escrow agent by depositing all the shares of Photonics set out on Attachment 2 to Exhibit 2.11. Under the terms of the Photonics
Trust, the Corporation's shares that are held in the Photonics Trust may be sold at the direction of the Trustee or his designated agent. Prior to the termination of the Photonics Trust, the proceeds of such sales may distributed out of the Photonics Trust only at the direction of the post closing Board of Directors of the Corporation and Purchaser.

                              ARTICLE VIII
                              MISCELLANEOUS

	8.01	Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or
supplement is sought.

	8.02	Parties in Interest.  This Agreement shall be binding on and inure to the benefit of and be enforceable by Selling Shareholders, REP-T, the Corporation and the Purchaser, their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided herein.

	8.03	Assignment.  Neither this Agreement nor any right created hereby shall be assignable by either party hereto.

	8.04	Notice.  Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

	If to REP-T:

	REPIPELINE.COM, Inc., a Texas Corporation
	12377 Merit Drive
	Dallas, TX 75251


	If to the Selling Shareholders:

	At the address set forth above.

	If to Corporation and Purchaser:
	Photonics Corporation
	REPIPELINE.COM, Inc.
	1222 Alderwood Ave.
	Sunnyvale, CA 94089

	With a copy to:
	Richard J. Hockert, Esq.
	PO Box 797664
	Dallas, TX 75379

Any party may change its address for notice by written notice given to the other parties.

	8.05	Entire Agreement.  This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

	8.06	Costs, Expenses and Legal Fees.  Whether or not the transactions contemplated hereby are consummated, Corporation shall bear and pay for all costs and expenses (including attorneys' fees) up to and including a maximum of $75,000 and above $75,000, REP-T shall bear all costs and expenses
(including attorneys' fees) except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party in successfully (i) enforcing any of the terms of this Agreement, or (ii) proving that the other parties breached any of the terms of this Agreement in any material respect.


	8.07	Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

	8.08	Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction with the State of Texas.

	8.09	Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

	8.10	Counterparts.  This Agreement may be executed in multiple
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

SELLING SHAREHOLDERS:
/s/ Chip Langston
___________________________
Chip Langston, individually and as
agent for all shareholders

REP-T:
REPipeline.com, Inc., a Texas corporation
/s/ Tom Bailey
___________________________
Tom Bailey, President

PURCHASER:
REPIPELINE.COM, Inc. a Delaware corporation
By Photonics Corporation, sole shareholder
/s/ James T. Koo
___________________________
By: James T. Koo, Managing Consultant


CORPORATION:
Photonics Corporation

/s/ James T. Koo
___________________________
James T. Koo, Managing Consultant

EXHIBIT 2.03
To Stock Purchase Agreement and Plan of Reorganization
Conflicts or Violations as of June 15, 2000

1.	Upon approval of the Agreement and Transaction by the shareholders of the
Corporation, there will be no conflicts or violations at Closing.

EXHIBIT 2.05
To Stock Purchase Agreement and Plan of Reorganization
Consents as of June 15, 2000

1.	Upon approval of the Agreement and Transaction by the shareholders of the
Corporation and compliance with the provision of the California Corporations Code, there will be no consents required at Closing.

EXHIBIT 2.07
To Stock Purchase Agreement and Plan of Reorganization
Litigation as of June 15, 2000

1.	Abstract of judgment dated October 12, 1999; Plaintiff Insight
Electronics.  Defendant Data Technologies Corporation.  Amount of judgment:
$110,252.00

2.	Abstract of judgment dated October 12, 1999; Plaintiff: ACI Corporation.
Defendant Data Technologies Corporation.  Amount of judgment:  $16,753.00.

3.	Default Judgment February 17, 2000, Plaintiff Danka Funding Company v.
Defendant Photonics, Docket No. L-8482-99, Superior Court of New Jersey Law Division, Bergen County for $40,474.00, with proposed settlement offer by Danka of $ 30,355.72 as of March 22, 2000. (lease of Kodak 85 Copier)

4.	Litigation Superior Court, Contra Costa County, CA., Plaintiff L.A.
Commercial Group, Inc (Bay Alarm) Defendant Photonics Corporation, for the amount of $ 8,666.00.

5.	Abstract of Judgment dated January 13, 2000, Judicial District Court of
Harris County, Texas, Plaintiff Innovative Vanguard Group, Inc. v. Defendant Photonics Corporation. Amount of judgment $ 99,630.45.

6.	Potential Litigation - Fireman's Fund for $ 6,030. 00

7.	Potential Litigation- Accountant Plus now known as Nelson Staff- for
$2,896.00

8. Potential claim from Fudan University, Shanghai, China in the amount of $6,000.00.

9. Potential claim from an employee of the predecessor company, Qume, who claims that he contracted black lung disease after inhaling toner from a printer located in the office. There has been no contact relating to this potential claim in more than one year.

EXHIBIT 2.08
To Stock Purchase Agreement and Plan of Reorganization
Tax Returns as of June 15, 2000

1.	The Company has not filed it's Federal Income Tax return for it's fiscal year 1998.
2.	The Company has not filed it's Federal Income Tax return for it's fiscal year 1999.
3.	The Company has not filed it's California State Income Tax return for it's fiscal year 1998.
4.	The Company has not filed it's California State Income Tax return for it's fiscal year 1999.

EXHIBIT 2.09
To Stock Purchase Agreement and Plan of Reorganization
Contracts and Agreements as of June 15, 2000

1.	None.

EXHIBIT 2.11
To Stock Purchase Agreement and Plan of Reorganization
Changes to Financial Statements as of June 15, 2000


1.	As to items (g) and (i) of the Agreement, the Corporation has transferred all of the assets, business and certain liabilities of its operating division, DTC Data Technologies, to Sunnyvale Technology Corporation, a Texas corporation that was, at incorporation, a wholly owned subsidiary of the Corporation. The Corporation has sold, subject to shareholder approval, 90% of the shares of Sunnyvale Technology Corporation to James T. Koo.

Further, the Corporation has incorporated a new wholly owned subsidiary, REpipeline.com, Inc., a Delaware corporation, for the purpose completing the Transaction as describe in the Agreement.

2.	As to items (c), (e) and (k) of the Agreement, the Corporation has negotiated with the following creditors to issue common stock of the Corporation in exchange for forgiveness of their respective creditor's debt:

Amount of	       Amount of		Number  of         Creditor
Original Debt    Negotiated Debt  Common Shares
                                   to be Issued


See attachments 1,2 and 3 to this exhibit that are financial print outs of the creditor status.






3.	As to item (c) of the Agreement, the Corporation has received the following advances of money in the form of shareholder loans from James T. Koo:

David Lee              $ 483,000
James T. Koo           $ 549,514

EXHIBIT 2.11
To Stock Purchase Agreement and Plan of Reorganization
Attachment 1, Accounts Payable that have agreed to Convert  to Common Shares

Category              Amount of                     Amount of
                      Account Receivable           Common Shares To be Issued

ACTION WELL                580,876			                  261,394
AEROCRUISE TRAVEL            3,500			                    1,575
BOWNE  OF LOS ANGELES       23,000                      10,350
BROAD AND CAS               26,117                      11,753
BROBECK PHOLGER              2,654			                    1,194
COOLEY, GODWARD            138,339			                   62,253
CORTELCO	                  147,534                      66,390
DAVID LEE	                   1,061                         477
DUET TECHNOLOGIES           65,000	         		          29,250
FEDERAL EXPRESS              1,125			                      506
GILMAN C, McMILLON          82,715			                   37,222
GLENN SHEPHERD               6,186			                    2,784
HAVERSTOCK 8 ASSOC.         18,422			                    8,290
INCREMENTAL SALES            3,589			                    1,615
INTERNATIONAL FREIGHT       13,212                       5,945
JAMES T. KOO                 5,655			                    2,545
LADAS & PARRY                9,707                       4.368
MICHAEL HAM                  3,638			                    1,637
MICROLINK	                  42,600                      19,170
NOR-CAL MOVING	              8,184                       3,683
PERSON ELECTRONICS	         24,297                      10,934
RR DONNELLEY	               11,602                       5,221
SUPERIOR TEMP	               3,627                       1,632
TECHNICAL RESOURCES	         1,168                         526
US WEB		                     3,637                       1,637
ZIFF-DAVIS PUBLISHING	       7,929                       3,568
Total AR                 1,235,374		                   555,919

</TABLE)


















EXHIBIT 2.11
To Stock Purchase Agreement and Plan of Reorganization
Attachment 2,  Accounts Payable that have not  agreed to Convert  to Common
Shares



Category                           Total	 Photonics
                                  Trust Amount  Trust

Accrued for Potential Liabilities	     47,316	 111,473
ACCOUNTANTS PLUS	                       2,986	   1,344
ACI ELECTRONICS	                       16,753	   7,539
ADC, WO	                               18,713	   8,421
ATRONICS INTERNATIONAL	                 5,013	   2,256
BAY ALARM	                              8,666	   3,900
BROWNING-FERRIS                         1,090	     491
BT OFFICE PRO	                          1,219	     549
BUSINESS WIRE	                          1,835	     826
CENTREPOINTE	                           2,039	     917
CHASE MELLON	                           8,332	   3,749
COMP USA	                             431,895  194,353
DANKA FINANCIAL	                       40,474	  18,213
DANKAOFFICE IMAGING	                    5,285	   2,378
DIVERSIFIED RISK	                       6,030	   2,714
DUN & BRADSTR	                          4,926	   2,217
EMPLOYMENT AGENCY	                      1,397	     629
FIRST AMERICA	                         24,678	  11,105
INNOVATIVE VANGUARD	                   99,630	  44,834
INSIGHT ELECTRONICS	                  110,252	  49,613
MANULIFF FINANCIAL	                     7,224	   3,251
MERRILL CORD.	                            702	     316
PACIFIC BELL	                           8,986	   4,044
PITNEY BOWES	                           5,137 	  2,312
SANTA CLARA COUNTY	                    11,564	   5,204
SHARP SERVICE                          	3,400	   1,530
SYNOPSYS, INC                          	4,655	   2,095
TASMAN ASSOCI	                          3,343	   1,504
TAX COLLECTOR	                          7,480	   3,366
TIG INSURANCE	                          1,299	     585
TIMCO ENGINEE	                          2,015	     907
UNITED PARCEL	                          1,942	     874
VIEIRAS JANITORAL	                      2,000	     900
WILSON.SONSIN	                        141,254	  63,564
Linda Brown	                            3,330	   1,499
Arlene Guillen	                         2,200	     990
Total AR	                           1,045,060  560,462


EXHIBIT 2.11
To Stock Purchase Agreement and Plan of Reorganization
         Attachment 3, Creditors that are not Accounts Payable that have agreed to Convert to Common Shares

[LEGEND]
Category          Amount of Account Receivable    Amount of Common Shares
                                                      To be Issued
Richard J. Hockert, Esq.	     12,000		              5,400
Rosenblum Parish              21,457		              9,656
Donald YU                     45,000	              20,250
Sub Total Contracts           78,457	 	            35,306

James T. Koo		               101,663    		         45,748
Jong Guo                       8,056	               3,625
Robert Chang                  16,701	               7,515
Elll Tehrani                   6,141	               2,763
Wen-Want Huang                 1,235  	               566
Sub Total Salary             133,796	              60,208

David Lee		                  483,600              217,620
James Koo		                  549,514	             247,281
Actionwell (Pradip)	         476,956	             214,630
Sub Total S/h Loans	       1,510,070	             679,531

David Lao		                   49,053	              22,074
CMCI (David Lee)              87,449	              39,352
James Koo		                  170,256	              76,615
Actionwell (Pradip)	         111,300               50,085
Total		                      418,057	             188,126

                         EXHIBIT 2.12
To Stock Purchase Agreement and Plan of Reorganization
Liens as of June 15, 2000

The Corporation has the following liens filed against it assets:

1.	Type of lien:		Personal Property Tax
	Lien holder:		State of California/ Santa Clara County
	Amount of lien:	      $5,444.87
	Date of lien:		November 6, 1998
	Debtor:		      Photonics Corporation

2.	Type of lien:		Personal Property Tax
	Lien holder:		State of California/ Santa Clara County
	Amount of lien:	      $6,119.54
	Date of lien:		November 5, 1999
	Debtor:		      Photonics Corporation

EXHIBIT 3.01

To Stock Purchase Agreement and Plan of Reorganization
Stock Ownership

1.	REP-T does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation, or other interest n any corporation, partnership, joint venture or other entity.

EXHIBIT 3.04
To Stock Purchase Agreement and Plan of Reorganization
Changes to Financial Statements as of June 15, 2000


1. There have been no material adverse changes to its financial position, and it has not contracted for or incurred any liabilities.

EXHIBIT 3.05
 To Stock Purchase Agreement and Plan of Reorganization
Lease Obligations


1.	The Company has an eighteen-month lease on its office space at 12377
Merit Drive, Dallas, Texas, at a monthly expense of $ 5.000.

2.	The Company has a lease with the option to purchase of a:

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
EXHIBIT 3.08
To Stock Purchase Agreement and Plan of Reorganization
Consents Necessary for Approval of the Transaction

1. There is no governmental or public body or authority required for authorization, consent or approval or permit necessary except the Securities and Exchange Commission.

EXHIBIT 3.10
 To Stock Purchase Agreement and Plan of Reorganization
Litigation


1. Except as described in 3.10, there are no legal actions or administrative proceedings or investigation instituted or to the best of the knowledge of REP-T threatened against or affecting any of the assets, or business of REP-T.